UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2020
PTC THERAPEUTICS, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield,	NJ	07080
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (908) 222-7000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2020, PTC Therapeutics, Inc. (the “Company”), certain of the former equityholders of Agilis Biotherapeutics, Inc. (“Agilis”), and, for the limited purposes set forth in the agreement, Shareholder Representative Services LLC, entered into a Rights Exchange Agreement (the “Rights Exchange Agreement”), pursuant to which the Company agreed to issue 2,821,176 shares of its common stock (the “Common Stock Consideration”) and paid $36,881,009 (the “Cash Consideration”), in the aggregate, to such former equityholders of Agilis (the “Participating Rightholders”) in exchange for the cancellation and forfeiture by the Participating Rightholders of their rights to receive certain milestone-based contingent payments under the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Agility Merger Sub, Inc., Agilis, and, solely in its capacity as the representative, agent and attorney-in-fact of the equityholders of Agilis, Shareholder Representative Services LLC, dated as of July 19, 2018, pursuant to which the Company acquired Agilis in 2018 (the “Acquisition”). Also on April 29, 2020, the Company issued 2,723,826 shares of the Common Stock Consideration to certain of the Participating Rightholders pursuant to the Rights Exchange Agreement, with the issuance of the remaining 97,350 shares of the Common Stock Consideration to certain of the Participating Rightholders who are former employees of Agilis or current or former employees of the Company to be deferred until the earlier of (i) December 15, 2020 or (ii) the date on which the Company files a registration statement on Form S-3 with respect to the resale of the shares of the Common Stock Consideration pursuant to the terms of the Rights Exchange Agreement, as further described below.
Pursuant to the terms of the Rights Exchange Agreement, the Participating Rightholders have canceled and forfeited their rights under the Merger Agreement to receive (i) $174.0 million, in the aggregate, of potential milestone payments based on the achievement of certain regulatory milestones and (ii) $37.6 million, in the aggregate, of $40.0 million in development milestone payments due upon the passing of the second anniversary of the closing of the Acquisition, regardless of whether the milestones are achieved.
The Rights Exchange Agreement has no effect on the Merger Agreement other than to provide for the cancellation and forfeiture of the Participating Rightholders’ rights to receive $211.6 million, in the aggregate, of the milestone payments described above. As a result, all other rights and obligations under the Merger Agreement remain in effect pursuant to their terms, including the Company’s obligation to pay up to an aggregate maximum amount of $22.4 million upon the achievement of certain development milestones (representing the remaining portion of potential development milestone payments after deducting the $37.6 million for which rights were canceled and forfeited pursuant to the Rights Exchange Agreement from the $40.0 million in development milestone payments that are due upon the passing of the second anniversary of the closing of the Acquisition), up to an aggregate maximum amount of $361.0 million upon the achievement of certain regulatory milestones (representing the remaining portion of potential regulatory milestone payments for which rights were not canceled and forfeited pursuant to the Rights Exchange Agreement), up to a maximum aggregate amount of $150.0 million upon the achievement of certain net sales milestones and a percentage of annual net sales for Friedreich ataxia and Angelman syndrome during specified terms, ranging from 2% to 6%, pursuant to the terms of the Merger Agreement.
Pursuant to the Rights Exchange Agreement, the Company has agreed to use commercially reasonable efforts to file as promptly as practicable after the date of the Rights Exchange Agreement, but in no event earlier than the date on which the Company files a Quarterly Report on Form 10-Q following the date of the Rights Exchange Agreement, a registration statement on Form S-3 with respect to the resale of the shares of the Common Stock Consideration issued to the Participating Rightholders pursuant to the Rights Exchange Agreement and to maintain the effectiveness of such registration statement until the six-month anniversary date of the Rights Exchange Agreement or such earlier time as all shares of the Common Stock Consideration covered by the registration statement have been sold, subject to certain exceptions and the provision of certain information by the Participating Rightholders. The Rights Exchange Agreement contains customary indemnification obligations of the Company and the former Agilis equityholders with respect to the registration statement.
The Rights Exchange Agreement also contains customary representations, warranties and covenants.
The above description of the Rights Exchange Agreement is a summary only and is qualified in its entirety by reference to the terms of the Rights Exchange Agreement, filed as Exhibit 10.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.
The description of the Common Stock Consideration issued and to be issued pursuant to the terms of the Exchange Rights Agreement set forth in Item 1.01 is incorporated herein by reference. The Common Stock Consideration was issued and will be issued to the Participating Rightholders pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. Each Participating Rightholder represented to the Company pursuant to the Rights Exchange Agreement that, among other things, such Participating Rightholder was an accredited investor and was acquiring Common Stock Consideration for investment for such Participating Rightholder’s own account.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*
Rights Exchange Agreement, by and among PTC Therapeutics, Inc., the Rightholders set forth therein, and, for the limited purposes set forth therein, Shareholder Representative Services LLC, dated as of April 29, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL
* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: April 30, 2020	By:	/s/ Emily Hill
	Name:	Emily Hill
	Title:	Chief Financial Officer